                                                                     EXHIBIT 5.1


                     [Letterhead of Hogan & Hartson L.L.P.]





                                March  30, 1999


Board of Directors
Sunrise Assisted Living, Inc.
9401 Lee Highway, Suite 300
Fairfax, VA  22043

Ladies and Gentlemen:

                 We are acting as counsel to Sunrise Assisted Living, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed offering of up to 2,694,027 shares of the Company's common stock, par value $.01 per share, all of which shares (the "Shares") are to be issued by the Company in accordance with the terms of the Agreement of Merger dated as of October 18, 1998 by and among the Company, Buckeye Merger Corporation and Karrington Health, Inc., as amended on March 4, 1999 (as amended, the "Agreement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                 For purposes of this opinion letter, we have examined copies of the following documents:

                 1.       An executed copy of the Registration Statement.

                 2.       An executed copy of the Agreement.

                 3. The Restated Certificate of Incorporation of the Company, as certified by the Assisted Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                 4. The Bylaws of the Company, with amendments thereto, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                 5. Resolutions of the Board of Directors of the Company adopted at a meeting held on October 18, 1998 and March 26, 1999, as

Board of Directors
Sunrise Assisted Living, Inc.
March 30, 1999
Page 2


                          certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to, among other things, the issuance of the Shares and arrangements in connection therewith.

                 In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                 This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

                 Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement,
(ii) issuance of the Shares pursuant to the terms of the Agreement, and (iii) receipt by the Company of the consideration for the shares specified in the Agreement and the resolutions adopted by the Board of Directors, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

                 This opinion letter has been prepared for your use in connection with the filing of the Registration Statement on the date of this opinion letter and speaks only as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

Board of Directors
Sunrise Assisted Living, Inc.
March 30, 1999
Page 3





                 We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ Hogan & Hartson L.L.P.

                                        HOGAN & HARTSON L.L.P.